EXHIBIT 99.1

1606 Corp.’s CEO Interviewed by RedChip Small Stocks, Big Money™ Show regarding AI

Seattle, WA, January 29, 2024 –1606 Corp (OTC Pink: CBDW) (the “Company”), an industry leader in the development of AI-powered merchandising chatbots, is pleased to announce its Chairman and CEO, Greg Lambrecht, was interviewed on the RedChip Small Stocks, Big Money™ show where he discussed recent revenue growth, new partnerships and company goals.

Access the interview in its entirety at:

https://www.redchip.com/assets/access/cbdw_access

In the exclusive interview, Lambrecht discussed the innovative AI merchandising bot developed by 1606 Corp., specifically designed for the CBD industry. He detailed how the bot aids customers in making informed purchasing decisions based on their needs. Lambrecht also shared the Company's successful initiation of an email and calling campaign targeting CBD retailers and brands, reflecting the growing client base.

Lambrecht also highlighted 1606 Corp.'s plans to expand beyond the CBD market, identifying the cannabis industry and the solar sector as potential new verticals. These sectors, like CBD, require extensive customer education, making them ideal for the deployment of the Company's AI merchandising bot. He explained that the focus would be on markets where consumers seek in-depth information to make informed buying decisions.

Looking to the future, Lambrecht mentioned the recent partnership with significant ISOs, including Cool Blue Distribution and CannaSite. These partnerships aim to leverage existing relationships to rapidly expand the distribution of the Company’s merchandising bot amongst the more than 5,000 CBD retailers and 2,000 CBD brands.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in the online CBD industry. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the CBD industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

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Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

SOURCE 1606 Corp.

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